As filed with the Securities and Exchange Commission on February 24, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECLIPSYS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-0632092
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Three Ravinia Drive Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2005 Inducement Grant Stock Incentive Plan

(Full Title of the Plan)

Robert M. Saman

Assistant General Counsel and Assistant Corporate Secretary

Three Ravinia Drive, Atlanta, Georgia 30346

(Name and Address of Agent For Service)

(404) 847-5000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	350,000 shares	$9.93(2)	$3,475,500(2)	$136.59

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on February 19, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Eclipsys Corporation, a Delaware corporation (the “Registrant”), for the purpose of registering an additional 350,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Amended and Restated 2005 Inducement Grant Stock Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Plan (Registration Statement No. 333-149174) (the “Prior Registration Statement”) are incorporated by reference herein, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement. The Prior Registration Statement is currently effective, and this Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Robert M. Saman, the Registrant’s assistant general counsel and assistant corporate secretary, has opined as to the legality of the securities being offered by this Registration Statement.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on February 24, 2009.

ECLIPSYS CORPORATION

By:	/s/ W. David Morgan
W. David Morgan
Interim Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Eclipsys Corporation, hereby severally constitute and appoint W. David Morgan, Brian W. Copple, and Robert M. Saman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Eclipsys Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Andrew Eckert R. Andrew Eckert	President and Chief Executive Officer and Director (Principal executive officer)	February 24, 2009

/s/ W. David Morgan W. David Morgan	Interim Chief Financial Officer and Chief Accounting Officer (Principal financial and accounting officer)	February 24, 2009

/s/ Eugene V. Fife Eugene V. Fife	Chairman of the Board of Directors	February 24, 2009

/s/ Dan L. Crippen Dan L. Crippen	Director	February 24, 2009

/s/ John T. Casey John T. Casey	Director	February 24, 2009

/s/ Edward A. Kangas Edward A. Kangas	Director	February 24, 2009

/s/ Craig Macnab Craig Macnab	Director	February 24, 2009

/s/ Philip M. Pead Philip M. Pead	Director	February 24, 2009

/s/ Jay B. Pieper Jay B. Pieper	Director	February 24, 2009

INDEX TO EXHIBITS

Number	Description

5	Opinion of Robert M. Saman, the Registrant’s assistant general counsel and assistant corporate secretary

23.1	Consent of Robert M. Saman (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)